                                     (LOGO)

                             DYCOM INDUSTRIES, INC.
                         First Union Center, Suite 600
                               4440 PGA Boulevard
                     Palm Beach Gardens, Florida 33410-6542


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        To be held on November 23, 1998

TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders (the "Meeting") of Dycom Industries, Inc., a Florida corporation (the "Company"), will be held at the DoubleTree Hotel in the Gardens, 4431 PGA Boulevard, Palm Beach Gardens, Florida, on Monday, November 23, 1998, commencing at 11:00 A.M., to consider and take action on the following proposals:

1. The election of one director to the Board of Directors (the "Board").

2. The approval of the 1998 Incentive Stock Option Plan.

3. The transaction of such other business as may properly come before the Meeting or any adjournments thereof.

The Board has fixed the close of business on Monday, October 5, 1998, as the record date for the determination of the holders of the Company's outstanding common stock, par value $0.33 1/3 per share, entitled to notice of and to vote at the Meeting. Each shareholder is entitled to one vote per share held as of the record date on all matters to be voted on at the Meeting.

                                   IMPORTANT

Please sign and return the enclosed form of proxy, requested by the Board, as soon as possible, so that your shares may be represented at the Meeting. A majority of the shares entitled to vote at the Meeting must be represented in order to transact business. All shareholders are invited to attend the Meeting in person. If you sign the proxy, you may still vote your shares in person if you attend the Meeting by withdrawing your proxy.

                              BY ORDER OF THE BOARD OF DIRECTORS,


                              /s/ Patricia B. Frazier
                              ----------------------------------------
                              Patricia B. Frazier
                              Corporate Secretary

October 15, 1998

                             DYCOM INDUSTRIES, INC.
                         First Union Center, Suite 600
                               4440 PGA Boulevard
                     Palm Beach Gardens, Florida 33410-6542

                                PROXY STATEMENT
         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 23, 1998

INTRODUCTION

     The Annual Meeting of Shareholders (the "Meeting") of Dycom Industries, Inc., a Florida corporation (the "Company" or "Dycom"), will be held on Monday, November 23, 1998, commencing at 11:00 A.M., at the DoubleTree Hotel in the Gardens, 4431 PGA Boulevard, Palm Beach Gardens, Florida, for the purpose of electing one director and for approval of the 1998 Incentive Stock Option Plan (the "1998 Plan").

     The accompanying form of proxy is solicited on behalf of the Board of Directors of the Company (the "Board") in connection with the Meeting and any adjournments thereof. This Proxy Statement and the accompanying Proxy Card are first being sent to shareholders on or about October 15, 1998.

     The Board has fixed the close of business on October 5, 1998 as the record date (the "Record Date") for the determination of holders of shares of the Company's outstanding Common Stock, par value $0.33 1/3 per share (the "Common Stock"), entitled to notice of and to vote at the Meeting. As of the Record Date, there were 14,726,566 shares of Common Stock outstanding. The holders of Common Stock outstanding at the close of business on the Record Date will be entitled to one vote for each share so held.

     A form of proxy that is properly signed, dated, and returned to the Company in time for the Meeting will be voted in accordance with the instructions contained therein. If no instructions are given, the shares represented by the Proxy will be voted for the election of the listed nominee as director and for approval of the 1998 Plan. A shareholder who has given a Proxy may revoke it at any time before it is voted at the Meeting by filing with the Secretary of the Company a document revoking it at or prior to the Meeting or by submitting a Proxy bearing a later date.

     The presence in person or by proxy of the holders of a majority of the issued and outstanding shares as of the Record Date is necessary to constitute a quorum for the transaction of business at the Meeting. If a quorum is present, the election of the director will be by a plurality of the votes cast. With respect to the election of the director, negative votes will be without legal effect. With respect to any other matter voted upon at the Meeting, abstentions will be without legal effect and will be disregarded in tabulating votes.

     The cost of this solicitation will be borne by the Company. Proxies may be solicited by directors, officers, and regular employees of the Company, personally or by mail, telephone, telegram, or otherwise, but no additional compensation will be paid to any person for such solicitation. The Company will reimburse brokers and other nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such brokers or nominees.

     A copy of the Company's Annual Report to Shareholders, including financial statements for the fiscal years ended July 31, 1998 and 1997, is being mailed to you along with this Proxy Statement but does not constitute a part of the proxy soliciting material.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding each person known to the Company to own beneficially more than five percent of the Common Stock as of August 24, 1998. The Company understands that, except as otherwise noted, each such person has sole voting and investment power with respect to such shares.

NAME AND ADDRESS           NUMBER OF SHARES AND NATURE            PERCENT
                             OF BENEFICIAL OWNERSHIP              OF CLASS

Mary Irene Younkin                  771,840(1)                     5.2%
555 East Greenlawn Avenue
Columbus, OH 43223

-------------------

1 Mrs. Younkin disclaims beneficial ownership in the 161,597 shares owned by her son, Ronald P. Younkin, a director of the Company, and the 12,661 shares owned by Ronald P. Younkin's wife and children.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock by each director, certain executive officers, and by all directors and executive officers of the Company as a group as of August 24, 1998. The Company understands that, except as otherwise noted, each such person has sole voting and investment power with respect to such shares.

                           NUMBER OF SHARES AND NATURE          PERCENT
NAME                         OF BENEFICIAL OWNERSHIP           OF CLASS(1)

Directors:
Thomas R. Pledger                    710,027(2,3)                 4.8%

Ronald P. Younkin                    161,597(4)                   1.1%

Steven E. Nielsen                     63,700(3)                    *

Walter L. Revell                       6,000                       *

Louis W. Adams, Jr.                   10,234                       *

Other Named Executive Officers:
Douglas J. Betlach                    11,129(3)                    *

All officers and directors
as a group of 8 persons              967,046(3)                   6.5%

------------------

1 Class includes outstanding shares and stock options exercisable within 60 days after August 24, 1998 held by executive officers.

2 Excludes 12,252 shares owned by Thomas R. Pledger, Jr., Mr. Pledger's son, as to which Mr. Pledger disclaims beneficial ownership.

3 Includes shares that may be acquired within 60 days after August 24, 1998 upon exercise of stock options as follows: Mr. Pledger 25,000 shares; Mr. Nielsen 56,500 shares; Mr. Betlach 2,750 shares; and all directors and officers as a group 85,750 shares.

4 Excludes 12,661 shares owned by Mr. Younkin's wife and children, as to which he disclaims beneficial ownership. Excludes 771,840 shares beneficially owned by Mary Irene Younkin as to which Mr. Younkin disclaims beneficial ownership. Mr. Younkin is the son of Mary Irene Younkin.

*   Less than 1%.

                                   PROPOSAL 1

                              ELECTION OF DIRECTOR

     The Board is divided into three classes with terms expiring in succeeding years. One director is to be elected at the Annual Meeting. Walter L. Revell is currently serving a term which expires at the Meeting. The Board has nominated Mr. Revell for election to a term of office expiring at the year 2000 Annual Meeting.

     Unless a Proxy Card specifies otherwise, the votes represented by the enclosed Proxy Card will be cast for the election of Mr. Revell. In the event that the nominee becomes unavailable to serve (which is not anticipated), the Proxy Card gives the named proxies the authority to vote for such other person or persons as such proxies may select.


                                                                                      TERM EXPIRES
  NOMINEE                 PRINCIPAL OCCUPATION FOR PAST FIVE YEARS                      AT ANNUAL
    FOR                            AND DIRECTORSHIPS IN                 DIRECTOR         MEETING
  ELECTION        AGE                PUBLIC COMPANIES                    SINCE         FOR YEAR(1)
Walter L. Revell  63           Chairman and Chief Executive              1993             2000
                               Officer of H.J. Ross Associates,
                               Inc. since April 1991 (consulting
                               engineering, architectural,
                               and planning)

                               Director of RISCORP, Inc.
                               (managed care workers'
                               compensation)

                               Director of St. Joe Paper
                               Company (diversified corpora-
                               tion in forest products,
                               transportation, sugar, commu-
                               nications, and real estate)

----------------------
1 Mr. Revell's term would naturally expire in 2001; however, the Company's By-Laws require that a member of the Board retire at the first Annual Shareholders' Meeting following the member's sixty-fifth birthday. Mr. Revell's term will expire in 2000.

                                                                                                TERM EXPIRES
        DIRECTORS WHOSE                  PRINCIPAL OCCUPATION FOR PAST FIVE YEARS                 AT ANNUAL
     TERMS CONTINUE BEYOND                        AND DIRECTORSHIPS IN             DIRECTOR       MEETING
         THE MEETING          AGE                   PUBLIC COMPANIES                SINCE         FOR YEAR
Louis W. Adams, Jr.           60         Attorney, Retired                           1969           1999

Thomas R. Pledger             60         Chairman and Chief Executive                1981           1999
                                         Officer of the Company since
                                         January 2, 1984; President of the
                                         Company from January 1984
                                         through June 1991

Steven E. Nielsen             35         President and Chief Operating               1996           2000
                                         Officer of the Company since
                                         August 26, 1996; Vice President
                                         of the Company from February 26,
                                         1996 to August 26, 1996; Officer
                                         in various Dycom wholly-owned
                                         subsidiaries since May 3, 1993

Ronald P. Younkin             56         President of Greenlawn Mobile               1975           2000
                                         Home Sales, Inc. (sale of mobile
                                         homes and operation of mobile
                                         home parks)


BOARD OF DIRECTORS MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS:

     The Board held nine meetings in the fiscal year ended July 31, 1998. Each incumbent director attended more than 75% of the aggregate of the meetings held by the Board and its respective committees on which such director served during the Company's 1998 fiscal year with the exception of Mr. Adams.

     The Company has standing Audit and Compensation, Executive, Finance, and Nominating Committees; the members and functions of which are described below.

     AUDIT AND COMPENSATION COMMITTEE. The members are Messrs. Adams, Revell, and Younkin. The Committee makes recommendations to the Board concerning the appointment of auditors for the Company; meets with the Company's auditors to review the nature and scope of audit work to be performed and the estimated costs of such work; the progress and results of the annual audit of the Company; and other matters related to accounting and auditing, including the adequacy of the Company's internal accounting controls. The Committee has supervision over the internal audit function. The Committee also makes recommendations to the Board concerning the compensation of the officers and employees of the Company and acts as the committee to administer the Company's Incentive Stock Option Plan. The Committee met six times during fiscal 1998.

     EXECUTIVE COMMITTEE. The members are Messrs. Adams, Nielsen, and Pledger. The Committee has authority to review general corporate policy and take action between meetings of the Board on such matters requiring Board approval as are required for the proper and efficient functioning of the Company. The Committee did not meet during fiscal 1998.

     FINANCE COMMITTEE. The members are Messrs. Adams, Revell, and Younkin. The function of the Committee is to review financing needs and alternatives available; review the insurance coverages maintained; and monitor the Dycom Industries, Inc. Retirement Savings Plan. The Committee met six times during fiscal 1998.

     NOMINATING COMMITTEE. The members are Messrs. Adams, Pledger, and
Younkin. The function of the Committee is to recommend nominees for directors to the Board. The Committee met one time during fiscal 1998.

     The Nominating Committee will consider nominees recommended by shareholders. Shareholders may either request the Nominating Committee to consider a proposed candidate for nomination by the Board or propose a candidate for election directly to the shareholders at a shareholders' meeting where directors are to be elected. In either case, the candidate's name and the information described below should be sent to the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting (unless the date of the annual meeting is changed by more than 30 days from such anniversary date, in which case the information must be received by the 10th day after notice or disclosure of the meeting date) for forwarding to the Board, in the case of candidates proposed for direct election by the shareholders, or the Nominating Committee. Persons who propose candidates for election directly by the shareholders must be shareholders of record as of the record date for the shareholders' meeting. In addition to the candidate's name, the Secretary should be furnished with the candidate's age, business and residence addresses, and principal occupation or employment; information with respect to the shares of the Company's stock beneficially owned by the candidate and any other person sharing beneficial ownership; any group of which the person is a member or any person acting in concert with the candidate or such group, any affiliates or associates of such persons, and any other shareholders known to be supporting the nomination; a description of any arrangements or understandings between the nominating shareholder or any of the foregoing persons and the candidate or any other person pursuant to which the nomination is proposed; and any other information with respect to any of the foregoing persons that would be required to be disclosed in connection with the solicitation of proxies for the election of the candidate. The preceding is an incomplete summary of certain provisions of the Company's By-Laws. The By-Laws should be consulted sufficiently in advance of any shareholders' meetings to ensure compliance with applicable requirements. Information with respect to candidates for election at next year's annual meeting should be received by the Secretary after August 25, 1999 but before September 24, 1999.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEE TO THE BOARD OF DIRECTORS.

                                   PROPOSAL 2

              DESCRIPTION OF THE 1998 INCENTIVE STOCK OPTION PLAN

     The Board of Directors believe that the availability of stock options is an important factor in the Company's ability to attract and retain key employees of outstanding ability and to provide incentives to such employees to render superior performance to the Company. The Company's existing 1991 Incentive Stock Option Plan ("1991 Plan") has exhausted the available shares authorized under the 1991 Plan. Accordingly, at its August 24, 1998 meeting, the Board of Directors unanimously adopted the 1998 Incentive Stock Option Plan (the "1998 Plan"), subject to its approval by the shareholders of the Company at the Annual Meeting. A copy of the 1998 Plan is attached to this proxy statement as Exhibit A, and the description of such plan is qualified by reference to the text of the attached 1998 Plan.

     PURPOSES. The purposes of the 1998 Plan are to attract, retain and motivate officers, and other key employees of the Company and its Subsidiaries, to compensate them for their contributions to the long-term growth and profits of the Company and to encourage their ownership of Common Stock. The 1998 Plan authorizes the issuance of incentive stock options as described in Section 422 of the Internal Revenue Code (the "Stock Options"), to such individuals.


     ELIGIBLE EMPLOYEES. The Audit and Compensation Committee of the Board of Directors (the "Committee") intends to grant Stock Options under the 1998 Plan to key employees and officers of the Company or its Subsidiaries with the potential to contribute to the future success of the Company or its Subsidiaries. Members of the Committee are not eligible to receive awards under the 1998 Plan.

     SHARES AVAILABLE UNDER THE 1998 PLAN. Ten percent of the Shares issued and outstanding as of November 23, 1998 will be authorized for issuance under the 1998 Plan. The number of Shares available for issuance under the 1998 Plan will be proportionately adjusted in the event of certain changes in the Company's capitalization or a similar transaction. Shares issued pursuant to the 1998 Plan may be authorized but unissued shares, treasury shares, or any combination thereof. In addition to the overall share limit, some special limits apply. In accordance with the requirements under the regulations promulgated under Section 162(m) of the Internal Revenue Code (the "Code"), no Eligible Individual may receive Stock Options with respect to an aggregate of more than 100,000 shares of Common Stock in any one-year period. In accordance with the requirements under Section 422(d) of the Code pertaining to incentive stock options, in the event that the Fair Market Value of the number of shares of Common Stock that may be issued pursuant to incentive stock options which are exercisable for the first time by an optionee under any Company plan exceed, in the aggregate, $100,000 during any calendar year, the amount in excess of $100,000 shall be treated as non-qualified Stock Options.

     ADMINISTRATION. The 1998 Plan will be administered by the Committee. The Committee will have full and final authority to: (i) administer the 1998 Plan,
(ii) select optionees from among eligible employees, (iii) make factual interpretations in connection with the administration or interpretation of the 1998 Plan, (iv) determine the number of Shares pursuant to each Stock Option, and (v) set forth the terms and conditions of such Stock Options, including those related to vesting, forfeiture, payment, and exercisability. Subject to certain limitations, the Committee may from time-to-time delegate some or all of its authority to one or more officers of the Company. The Committee may also determine the effect, if any, that an optionee's termination of employment will have on the vesting, exercisability, payment, or lapse of restrictions applicable to a Stock Option.

     AWARD DOCUMENT. Each Stock Option will be evidenced by an award document issued by the Company. In addition to the terms defined in the 1998 Plan, such documents may contain such other defined terms as the Committee shall prescribe. Such additional terms may vary among award documents.

     TERMS AND CONDITIONS OF STOCK OPTIONS. The Committee intends to grant Stock Options which qualify as incentive stock options within the meaning of Section 422 of the Code. A Stock Option entitles an optionee to acquire a specified number of shares of Common Stock. Under the terms of the 1998 Plan, the per share exercise price of a Stock Option shall be no less than 100% of the Fair Market Value of the Common Stock on the date of grant; provided, however, (A) that Stock Options granted to an optionee who owns more than ten percent of the Company's voting securities will be priced at 110% of Fair Market Value on the date of grant, and
(B) such option is not exercisable more than five years from the date of grant thereof. The term of a Stock Option will be fixed by the Committee upon grant; provided, however, that the term may not exceed ten years (five years in the case of optionees who own more than ten percent of the Company's voting securities). The vesting schedules of a Stock Option grant will be determined by the Committee at the date of grant and will be governed by the individual award documents. At the discretion of the Committee, the exercise price of a Stock Option may be paid in cash or in Common Stock that has been previously owned by the optionee for at least six months prior to the date of exercise, or a combination thereof.

     AMENDMENT OF THE 1998 PLAN. The Board of Directors or the Committee may amend, modify, suspend, or terminate the 1998 Plan at any time, except that shareholder approval is required to increase the maximum number of Shares issuable under the 1998 Plan or to reduce the exercise price of any outstanding Stock Option. No amendment or termination may adversely affect an optionee's rights with respect to previously granted Stock Options without his or her consent.

     EFFECT OF REORGANIZATION. In the event of the termination of an optionee's employment by the Company without cause, a Change of Control or, in certain cases, by a participant for Good Reason (as such terms may be defined in the applicable award documents), the Committee may provide that all of an optionee's outstanding Stock Options become fully vested and exercisable.

     ADJUSTMENTS. In the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares, or any other significant corporate event affecting the Common Stock, the Committee, in its discretion, may make (i) such proportionate adjustments as it considers appropriate (in the form determined by the Committee in its sole discretion) to prevent diminution or enlargement of the rights of optionees under the 1998 Plan with respect to the aggregate number of shares of Common Stock for which Stock Options in respect thereof may be granted under the 1998 Plan, the number of shares of Common Stock covered by each outstanding Stock Option and the exercise prices in respect thereof and/or (ii) such other adjustments as it deems appropriate.

     TERMINATION OF THE 1998 PLAN. By its terms, the 1998 Plan will remain in effect until terminated by the Board. No awards may be granted under the 1998 Plan after November 23, 2008.

     NEW PLAN BENEFITS. Stock Options to be granted under the 1998 Plan will be authorized by the Committee in its sole discretion. It is not presently possible to determine the benefits or amounts that will be received by any particular employees or groups in the future.

U.S. FEDERAL INCOME TAX CONSEQUENCES

Options granted under the 1998 Plan are intended to be incentive stock options and to meet the requirements of Code Section 422. In such event, an optionee will not recognize taxable income, and the Company will not be entitled to a deduction, upon the grant or exercise of an incentive stock option. The excess of the Fair Market Value of each share over the option price at the date of exercise is an item of tax preference and may be subject to the alternative minimum tax. The alternative minimum tax paid with respect to the exercise of an incentive stock option in one year will be a credit against regular tax in subsequent years; and if, in the year the optionee sells the stock acquired under an incentive stock option, the optionee is subject to the alternative minimum tax, his basis in the stock is increased by the amount treated as an item of a tax preference in the year the option was exercised. If the holding period requirements of Code Section 422 are met by the optionee (i.e., no disposition of the shares is made by the optionee within two years of the grant of the option and within one year after the transfer of the shares to the optionee), then any gain or loss recognized by the optionee upon disposition of the shares will be treated as a long-term capital gain or loss (assuming the shares are capital assets in the hands of the optionee).

     If the shares acquired on exercise of an incentive stock option are disposed of prior to the expiration of either of the required holding periods, the optionee will recognize ordinary income in the disposition year. The amount of ordinary income will be the lesser of (a) the excess of the Fair Market Value of the shares on the date of exercise of the option over the option price, or
(b) the amount realized on the disposition of the shares over the amount paid for such shares, so long as the disposition is by sale or exchange with respect to which a loss, if sustained, would be recognized. The Company will receive a deduction at the time of the disqualifying disposition in the amount equal to the ordinary income recognized by the optionee, subject to general rules pertaining to the reasonableness of compensation and Section 162(m) of the Code. In addition, long-term, mid-term, or short-term capital gain may be recognized by the optionee in an amount equal to the excess of the amount realized on the disqualifying disposition over the sum of the option price and the ordinary income recognized by the optionee.

     If the exercise of an incentive stock option is made by delivery of shares of Common Stock in payment of the option price, and such delivered shares were not acquired upon the exercise of an incentive stock option or, if so acquired, are so delivered after expiration of the holding period requirements, the shares delivered are deemed to be exchanged in a tax-free transaction for the equivalent number of new shares of Common Stock. Such equivalent number of new shares has the same basis and holding period as the shares exchanged. The number of shares received in excess of the number of shares delivered has a zero basis. If shares so acquired are sold more than two years after the incentive stock option was granted and more than one year after the transfer to the shares to the optionee, the gain or loss arising from the sale based upon the amount realized upon such sale will constitute long-term capital gain or loss (assuming the shares are capital assets in the hands of the optionee). Proposed Treasury regulations provide that, if an incentive stock option is exercised with previously acquired shares, and any of the shares received on exercise are disposed of before the holding period requirements are satisfied, such disposition will be deemed to be a disposition of the shares with the lowest basis acquired upon exercise of the incentive stock option. The exercise of an incentive stock option by delivery of shares acquired upon the exercise of an incentive stock option prior to the expiration of the holding period requirements will be deemed to be a taxable exchange and a disqualifying disposition of the incentive stock option so delivered; but the shares so purchased should still be entitled to incentive stock option treatment as described above if the applicable holding period requirements are met.

     The foregoing is not to be considered as tax advice to any person who may be an optionee, and any such persons are advised to consult their own tax counsel.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE DYCOM INDUSTRIES, INC. 1998 INCENTIVE STOCK OPTION PLAN AND RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE 1998 INCENTIVE STOCK OPTION PLAN AND THE RESERVATION OF SHARES FOR ISSUANCE THEREUNDER.

     MANAGEMENT COMPENSATION AND TRANSACTIONS

EXECUTIVE COMPENSATION

     The following table sets forth all cash compensation paid or accrued by the Company for services rendered to the Company and its subsidiaries in all capacities during the fiscal years ended July 31, 1998, 1997, and 1996 to the Company's Chief Executive Officer and two executive officers whose total cash compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                     LONG TERM
                             ANNUAL COMPENSATION   COMPENSATION
    NAME AND                 -------------------      AWARDS
    PRINCIPAL      FISCAL                          STOCK OPTIONS    ALL OTHER
    POSITION        YEAR      SALARY      BONUS    # OF SHARES   COMPENSATION(1)
Thomas R. Pledger   1998     $416,000   $416,000       -0-          $101,192
Chairman and CEO    1997     $416,000   $120,000       -0-          $101,616
                    1996     $416,000   $      0       -0-          $ 99,895


Steven E. Nielsen   1998     $259,000   $259,000     100,000        $  3,415
President and COO   1997     $207,250   $208,000      33,000        $  3,751
                    1996     $160,885   $208,000       -0-          $  2,001

Douglas J. Betlach  1998     $124,789   $ 40,000       4,000        $  1,736
Vice President, CFO 1997     $113,808   $ 25,000       3,500        $  1,207
and Treasurer       1996     $108,871   $ 17,000       -0-          $  1,518

------------------
1 All other compensation for 1998 consists of: (i) an annual insurance premium of $97,777 for a life insurance policy owned by Mr. Pledger, (ii) Company contributions to the Dycom retirement savings plan (Thomas R. Pledger $1,613; Steven E. Nielsen $1,613; and Douglas J. Betlach $591); and (iii) Company paid premiums for group term life insurance and long-term disability (Thomas R. Pledger $1,802; Steven E. Nielsen $1,802; and Douglas J. Betlach $1,145).

                       STOCK OPTION GRANTS IN FISCAL 1998

     The following table shows the options granted to the named executive officers of the Company during fiscal 1998 under the Company's 1991 Incentive Stock Option Plan.


                                                                            POTENTIAL REALIZABLE VALUE AT
                                                                               ASSUMED ANNUAL RATES
                                                                           OF STOCK PRICE APPRECIATION
                                      INDIVIDUAL GRANTS                           FOR OPTION TERM
                       -------------------------------------------------   -------------------------------
                                        % OF
                                        TOTAL
                         OPTIONS       OPTIONS     EXERCISE
                        GRANTED(1)   GRANTED TO    PRICE(2)    EXPIRATION
       NAME            (# OF SHARES)  EMPLOYEES   ($/SHARE)      DATE              5%         10%
Steven E. Nielsen        100,000        38.6%       $18.25    8/25/2002        $504,214   $1,114,181
President and COO

Douglas J. Betlach         4,000         1.5%       $18.25    8/25/2002        $ 20,169   $   44,567
Vice President, CFO
and Treasurer


---------------------
1 Vests in 25 percent increments on the anniversary of the date of grant with the options first exercisable in 1998 and having a term of five years. All stock options reported here were granted on August 25, 1997.

2 The exercise price is the closing price of Company's Common Stock as reported on the NYSE -- Composite Transactions Tape on the date of grant.






                STOCK OPTION EXERCISES AND YEAR-END VALUE TABLE

The following table sets forth information with respect to the named executive officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the fiscal year ended July 31, 1998.


                                                                                                  VALUE OF
                                                                                                 UNEXERCISED
                                                          NUMBER OF SECURITIES               IN-THE-MONEY OPTIONS
                                                         UNDERLYING UNEXERCISED               AT JULY 31, 1998
                      SHARES ACQUIRED                    OPTIONS AT JULY 31, 1998                  ($)(1)
                        ON EXERCISE       VALUE       ----------------------------     ------------------------------
     NAME              (# OF SHARES)     REALIZED     EXERCISABLE    UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE

Thomas R. Pledger          -0-             -0-          25,000            -0-           $762,500             -0-
Chairman and CEO

Steven E. Nielsen         2,000          $37,528        23,250          130,550         $586,594          $2,292,581
President and COO

Douglas J. Betlach        3,750          $87,188           875            8,125         $ 18,266          $  163,734
Vice President, CFO
and Treasurer

---------------------
1 The closing market value of the Company's common stock on July 31, 1998, as reported by the New York Stock Exchange, Inc., was $34.375.

                             EMPLOYMENT AGREEMENTS

     Mr. Pledger serves as Chief Executive Officer of the Company. In July 1995, the Company extended Mr. Pledger's employment agreement for five years, expiring November 30, 2000. Under the terms of the agreement, Mr. Pledger's minimum annual base salary is $416,000. The agreement also provides that the Company is obligated to pay Mr. Pledger a retirement benefit of $100,000 for each year of employment he completes under his employment agreement. The Company transferred two life insurance policies with face values of $500,000 and $3,300,000 to Mr. Pledger and pays premiums of $97,777 per year on such policies in satisfaction of this obligation.

     Mr. Nielsen serves as President and Chief Operating Officer of the Company. On March 11, 1997, Mr. Nielsen executed an employment agreement for a term of two years. Pursuant to this agreement, Mr. Nielsen receives a minimum annual base salary of $208,000 and is eligible for an annual bonus as determined to be appropriate by the Board of Directors.

                             DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive $1,500 for each directors' meeting attended; $750 for each committee meeting attended in conjunction with a directors' meeting; $1,500 for each committee meeting attended not in conjunction with a directors' meeting; $750 for telephone conference meetings; and an annual retainer of $12,000.

REPORT ON EXECUTIVE COMPENSATION

     The Audit and Compensation Committee ("Committee") of the Board of Directors administers the compensation of the executive officers and other key employees of Dycom and its subsidiaries. During fiscal 1998, the Committee was composed of three directors who were not employed by the Company. The Committee's recommendations are subject to approval by the full Board. The following report is submitted by the Committee regarding compensation paid during fiscal year 1998.

     The compensation program of the Company is designed to allow the Company to attract, motivate, and reasonably reward professional personnel who will effectively manage the assets of the Company and generate value over time for its shareholders. In recent years, the compensation mix has reflected a balance between an annual salary, incentive compensation, and stock options.

     SALARIES. The salary of Mr. Pledger, Chairman and Chief Executive Officer, during fiscal 1998 was fixed by an employment agreement with the Company. Said employment contract expires on November 30, 2000.

     The salary of Mr. Nielsen, President and Chief Operating Officer during fiscal 1998, was fixed by an employment agreement with the Company. Said employment agreement expires on March 11, 1999.

     Salaries for other executive officers were established based on the individual's performance and general market conditions. Salary levels are intended to recognize the challenge of different positions, taking into consideration the type of activity of the position, the responsibility associated with the job, and the relative size of the operation. During fiscal 1998, the Committee determined the compensation of three executive officers. Salaries for these executive officers were increased by 4.0% to 9.6%.

     INCENTIVE COMPENSATION. In addition to paying a base salary, the Company in recent years has provided for incentive compensation as a component of overall compensation. Incentive compensation as a component of overall compensation is tied to overall performance, usually with a heavy emphasis on the profitability of the operation under the control of the individual. In fiscal 1998, the actual incentive compensation pool was established by formula based upon the Company's consolidated financial performance. The fiscal 1998 key financial performance measures were total revenue and income before income taxes ("IBT"). Individual awards from the incentive compensation pool are recommended by senior management for consideration and approval by the Committee.

     STOCK OPTIONS. The Committee at various times awards stock options to certain executive officers of the Company in order to recognize their contribution and to further encourage them to focus on the long-term profitability of the Company. The size of individual stock option grants are related to an individual's performance (as with salaries, mostly on a subjective basis) and the individual's level of responsibility within the organization. The Committee's objective is to further encourage persons receiving options who are directly responsible for the operations of a subsidiary of the Company to think and act in a way to maximize the long-term value of the stock and increase shareholder value. Options are granted pursuant to the Company's Incentive Stock Option Plan. The exercise price of options when granted equals the market price of the stock on the date of grant. Employees' options vest over a four-year period and have a term of five years; Directors' options vest over a three-year period and have a term of five years.

     During fiscal 1998, stock options in the total amount of 107,000 shares were granted.

                                   Ronald P. Younkin, Chairman
                                   Louis W. Adams, Jr.
                                   Walter L. Revell
                                   Audit and Compensation Committee

                            PERFORMANCE PRESENTATION

     Set forth below is a graph which compares the cumulative total returns for Dycom's common stock against the cumulative total return (including reinvestment of dividends) of the Standard & Poors (S&P) 500 Composite Stock Index and respective peer group indices for the last five fiscal years, assuming an investment of $100 in the Company's common stock and each of the respective peer group indices noted on July 31, 1993. For the Dycom Industries, Inc. common stock, a peer group consisting of MasTec has been used. This graph is not intended to predict the Company's forecast of future financial performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
      AMONG DYCOM INDUSTRIES, INC., THE S & P 500 INDEX, AND A PEER GROUP




Research Data Group                       Peer Group Total Return Worksheet

     Dycom Inds Inc (DY)

                                                       CUMULATIVE TOTAL RETURN
                                          ----------------------------------------------------
                                          7/93     7/94     7/95      7/96     7/97    7/98
     DYCOM INDUSTRIES, INC.               100.00   79.17   212.50    370.83   591.67  1,145.83
     PEER GROUP                           100.00   79.17   122.40    254.38   761.32    446.88
     S&P 500                              100.00  105.16   132.62    154.60   235.20    280.55

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Dycom, through its subsidiaries Communications Construction Group, Inc. ("CCG"), Cable Com, Inc. ("CCI"), and Installation Technicians, Inc. ("ITI"), leases administrative offices from entities controlled by, or in part by, former shareholders of these subsidiaries. Currently, CCG leases three properties from T&P Enterprises, a Pennsylvania Limited Partnership, controlled by George H. Tamasi and Thomas J. Polis, who are both officers and directors of CCG. Both CCI and ITI currently lease their corporate offices from Kimberling Investments, Inc., a Missouri Corporation, controlled in part by John J. Ekstrom and Gerald
W. Hartman, who are officers and directors of CCI and ITI, respectively. Additionally, ITI advanced $268,860 for leasehold improvements to its administrative office building and was fully reimbursed by Kimberling Investments, Inc. at July 31, 1998. During fiscal 1998, CCG, CCI, and ITI incurred annual expenses of $163,200, $47,760, and $93,050, respectively. In the Company's opinion, these rental rates are considered to be within the prevailing market rates.






15

                      APPOINTMENT OF INDEPENDENT AUDITORS

     The appointment of auditors is approved annually by the Board. The Board engaged the accounting firm of Deloitte & Touche LLP, Certified Public Accountants, to act as the Company's independent auditors for the fiscal year ended July 31, 1998. It is expected that the Board will appoint Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending July 31, 1999 when the Board meets in November 1998. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting. As representatives, they shall have the opportunity to make a statement if they desire to do so and are expected to be available to respond to any appropriate questions.

                SHAREHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

     Shareholders' proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 intended to be presented at the 1999 Annual Meeting of Shareholders of the Company, tentatively scheduled for November 1999, must be received by the Company prior to June 30, 1999 to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

     The Company's By-Laws require that shareholders who desire to propose matters for action at shareholders meetings, provide the Company with certain information described in the By-Laws not more than 90 days nor less than 60 days prior to the anniversary date of the preceding year's annual meeting (unless the date of the meeting is changed by more than 30 days from such anniversary date, in which case the information must be received within 10 days after the date of the meeting is publicly disclosed by notice to shareholders or otherwise). Shareholders desiring to propose such matters at next year's annual meeting of shareholders will be required to provide such information after August 25, 1999 and before September 24, 1999. Shareholders should consult the By-Laws (copies of which may be obtained, without charge, by requesting them in writing or by telephone from the Company's Secretary, First Union Center, Suite 600, 4440 PGA Boulevard, Palm Beach Gardens, Florida 33410, Telephone 561-627-7171) sufficiently in advance of the final date to ensure compliance with the By-Laws' requirements.

                                 OTHER BUSINESS

     The Board is not aware of any matters not referred to herein and in the accompanying Notice of Meeting that will be presented for action at the Meeting. If any other matters should properly come before the Meeting, it is intended that the shares represented by the proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

     The Company's Annual Report to Shareholders, including financial statements for the fiscal years ended July 31, 1998 and 1997, accompanies this Proxy Statement.


                                      BY ORDER OF THE BOARD OF DIRECTORS,


                                      /s/ Patricia B. Frazier
                                      ---------------------------------------
                                      Patricia B. Frazier
October 15, 1998                      Corporate Secretary

                                   EXHIBIT A

                             DYCOM INDUSTRIES, INC.
                        1998 INCENTIVE STOCK OPTION PLAN


1. PURPOSES

The purposes of the 1998 Incentive Stock Option Plan (the "1998 Plan") are to aid the Company in (a) promoting the long-term success of the Company and its Subsidiaries and increasing stockholder value by providing eligible key employees with incentives to contribute to the long-term growth and profitability of the Company and (b) attracting, retaining, and motivating highly qualified key employees.

2. Definitions and Rules of Construction

   (a) DEFINITIONS. For purposes of this 1998 Plan, the following capitalized words shall have the meanings set forth below:

   "Award Document" means an agreement, certificate, or other type or form of document or documentation approved by the Committee which sets forth the terms and conditions of an Option grant. An Award Document may be in written, electronic, or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

   "Board" means the Board of Directors of Dycom Industries, Inc.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Committee" means the Audit and Compensation Committee of the Board or such other committee appointed by the Board to administer the 1998 Plan.

   "Common Stock" means the common stock of the Company, par value $0.0333 per share, or such other class of share or other securities as may be applicable under Section 9(b).

   "Company" means Dycom Industries, Inc., a Florida corporation, or any successor to substantially all of its business.

   "Disability" means a medically determinable physical or mental impairment rendering a Participant unable to engage in substantial gainful activity and which can be expected to result in death or which has lasted or is expected to last for a period of at least six consecutive months. Any dispute as to whether a Participant is Disabled shall be resolved by a physician mutually acceptable to the Participant and the Company, whose decision shall be final and binding upon the Participant and the Company.

   "Effective Date" means November 23, 1998.

   "Eligible Individual" means an individual described in Section 4(a).

   "Exchange Act" means Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder.

   "Fair Market Value" means, with respect to a share of Common Stock, the Fair Market Value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a share of Common Stock shall equal the average of the high and low prices of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the

   Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the high and low prices as reported on said composite tape or automated system for the most recent day during which a sale occurred).

   "Incentive Stock Option" means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

   "Option" means a Stock Option granted pursuant to the terms of this 1998
   Plan.

   "Participant" means an Eligible Individual who has been granted an Option under the 1998 Plan.

   "1998 Plan" means this Dycom Industries, Inc. 1998 Incentive Stock Option Plan as described herein.

   "Subsidiary" means (i) a domestic or foreign corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's Board of Directors or analogous governing body, or (ii) any other domestic or foreign corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the 1998 Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the 1998 Plan, the term "Subsidiary" shall be defined in the manner required by Section 424(f) of the Code.

   (b) RULES OF CONSTRUCTION. The masculine pronoun shall be deemed to include the feminine pronoun and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the 1998 Plan.

3. Administration

   (a) COMMITTEE. The Committee shall be responsible for administering the 1998 Plan, no member of which shall be eligible to participate in the 1998 Plan.

   (b) POWERS AND RESPONSIBILITY. The Committee shall have full and final authority, consistent with the provisions of the 1998 Plan, to: (i) select the Participants; (ii) determine the number of Options to be granted under the 1998 Plan; (iii) set the exercise price, vesting, number of Options to be awarded, and the number of shares to be awarded out of the total number of shares available for award; (iv) prescribe Award Documents (which need not be identical for each Participant); (v) delegate to the Chief Executive Officer of the Company the right to allocate Options among Eligible Individuals who are not executive officers or directors of the Company within the meaning of the Exchange Act, such delegation to be subject to such terms and conditions as the Committee in its discretion shall determine; (vi) make factual determinations in connection with the administration or interpretation of the 1998 Plan; (vii) establish administrative regulations to further the purpose of the 1998 Plan; and (viii) take any other action desirable or necessary to interpret, construe, or implement properly the provisions of the 1998 Plan. Any decision of the Committee in the administration of the 1998 Plan shall be final and conclusive on all interested parties.

   (c) DELEGATION OF AUTHORITY. The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, except that the Committee may not delegate (i) its authority with regard to Options (including decisions concerning the timing, pricing, and amount of Options) granted to Eligible Individuals who are officers or directors for purposes of Section 16(b) of the Exchange Act and
   (ii) its authority pursuant to Section 16 to amend the 1998 Plan.

4. ELIGIBILITY

   (a) ELIGIBLE INDIVIDUALS. Only officers and key employees of the Company or its Subsidiaries (or a division or operating unit hereof) or any individual who has accepted an offer of employment with the Company or its Subsidiaries as an officer or key employee shall be eligible to participate in the 1998 Plan and to receive Options under the 1998 Plan.

   (b) GRANTS TO PARTICIPANTS. The Committee shall have no obligation to grant any Eligible Individual an Option or to designate an Eligible Individual as a Participant solely by reason of such Eligible Individual having received a prior Option grant or having been previously designated as a Participant. The Committee may grant more than one Option to a Participant and may designate an Eligible Individual as a Participant for periods that cover overlapping periods of time.

5. STOCK SUBJECT TO THE PROVISIONS OF THE 1998 PLAN

   (a) PLAN LIMIT. The Company is authorized to issue up to ten percent of the shares of Common Stock which are issued and outstanding as of the Effective Date. This authorized amount is termed the "Plan Limit." Such shares of Common Stock may be newly issued shares of Common Stock or reacquired shares of Common Stock held in the treasury of the Company.

   (b) RULES APPLICABLE TO DETERMINING SHARES AVAILABLE FOR ISSUANCE. For purposes of determining the number of shares of Common Stock that remain available for issuance, the number of shares of Common Stock tendered to pay the exercise price of an Option or to satisfy a Participant's tax withholding obligations shall be added back to the Plan Limit and again be available for the grant of Options.

   (c) SPECIAL LIMITS. Anything to the contrary in Section 5(a) above notwithstanding, but by subject to Section 9(b), the following special limits shall apply to shares of Common Stock available for Option grants under the 1998 Plan:

     (i) The maximum number of shares of Common Stock that may be subject to Options granted to any Eligible Individual in any calendar year shall equal 100,000 shares, plus any shares which were available under this Section 5(c)(i) for Option grants to such Eligible Individual in any prior calendar year but which were not covered by such Option grants.

     (ii) In no event will the number of shares of Common Stock issued in connection with the grant of Options exceed the Plan Limit, as in effect on the Effective Date.

6. TERMS AND CONDITIONS OF OPTIONS

   (a) GENERAL. Option grants may be made in combination with or as alternatives to grants or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity. The terms and conditions of each Option grant shall be set forth in an Award Document in a form approved by the Committee for such Option grant, which shall contain terms and conditions not inconsistent with the 1998 Plan. Except in connection with a transaction or event described in Section 9(b), nothing in the 1998 Plan shall be construed as permitting the Company to reduce the exercise price of Options previously granted under this 1998 Plan or options previously granted under any other plan of the Company without stockholder approval.

   (b) FORM OF OPTION. The Committee is authorized to grant Options to Eligible Individuals. An Option shall entitle a Participant to purchase a specified number of shares of Common Stock during a specified time at an exercise price that is fixed at the time of grant or for which the method of determining the exercise price that is specified at the time of grant, all as the Committee may determine; provided, however, that the exercise price per share shall be no less than 100% of the Fair Market Value per share on the date of grant (or if the exercise price is not fixed on the date of grant, then on such date as the exercise price is fixed). Payment of the exercise price of an Option shall be made in cash, or, to the extent provided by the Committee at or after the time of grant, in shares of Common Stock already owned and held by the Participant for at least six months prior to the date of exercise or in any combination of cash and shares of Common Stock held by the Participant. An Option shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the tenth anniversary of the date of grant of such Option.

   (c) INCENTIVE STOCK OPTIONS. Each Option granted pursuant to this 1998 Plan is intended to be an Incentive Stock Option. No Incentive Stock Option may be issued pursuant to the 1998 Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (A) the exercise price determined as of the date of grant is at least 110% of the Fair Market Value on the date of grant of the shares of Common Stock subject to such Incentive Stock Option, and (B) the Incentive Stock Option is not exercisable more than five years from the date of grant thereof. No Incentive Stock Option may be granted under the 1998 Plan after the tenth anniversary of the Effective Date.

   (d) OPTION EXERCISABLE ONLY BY PARTICIPANT. During the lifetime of a Participant, an Option shall be exercisable only by the Participant. The grant of an Option shall impose no obligation on a Participant to exercise the Option.

   (e) RIGHTS OF STOCKHOLDER. A Participant shall have no rights as a stockholder with respect to shares covered by an Option until the date the Participant or his nominee becomes the holder of record of such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 9(b).

   (f) LIMITATION ON EXERCISE. An Option may not be exercised, and no shares of Common Stock may be issued in connection with an Option, unless the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state "blue sky" laws, or the Company has determined that an exemption from registration and from qualification under such state "blue sky" laws is available.

7. VESTING; FORFEITURE; TERMINATION OF EMPLOYMENT; AND CHANGE IN CONTROL

The Committee shall specify at or after the time of grant of an Option the vesting, forfeiture, and other conditions applicable to the Option and the provisions governing the disposition of an Option in the event of a Participant's termination of employment with the Company or its Subsidiary. In connection with a Participant's termination of employment, the Committee may vary the vesting, exercisability, and settlement provisions of an Option relative to the circumstances resulting in such termination of employment. The Committee shall have the discretion to accelerate the vesting or exercisability of, eliminate the restrictions and condition applicable to, or extend the post-termination exercise period of an outstanding Option. Similarly, the Committee shall have full authority to determine the effect, if any, of a change in control of the Company on the vesting, exercisability, payment, or lapse of restrictions applicable to an Option, which effect may be specified in the applicable Award Document or determined at a subsequent time.

8. TAX WITHHOLDING

The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment in respect of an Option to remit to the Company, prior to such payment, an amount sufficient to satisfy any Federal, state, or local tax withholding requirements. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made pursuant to or in connection with any Option any Federal, state, or local taxes required to be withheld with respect to such payments.

9. NO RESTRICTION ON RIGHT OF COMPANY TO EFFECT CORPORATE CHANGES

   (a) AUTHORITY OF THE COMPANY AND STOCKHOLDERS. The existence of the 1998 Plan, the Award Documents, and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants, or rights to purchase stock or of bonds, debentures, preferred, or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

   (b) CHANGE IN CAPITALIZATION. Notwithstanding any provision of the 1998 Plan or any Award Document, the number and kind of shares authorized for issuance under Section 5(a), including the maximum number of shares available under the special limits provided for in Section 5(c), may be equitably adjusted in the sole discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants, or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the 1998 Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Options and the number and kind of shares subject to any outstanding Option and the purchase price per share, if any, under any outstanding Option may be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Option. Such adjustments shall be made by the Committee, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Options shall be subject to the same vesting schedule and restrictions to which the underlying Option is subject.

10. APPLICATION OF FUNDS

The proceeds received by the Company from the sale of common Stock pursuant to Options will be used for general corporate purposes.


11. EXCHANGE ACT

Notwithstanding anything contained in the 1998 Plan or any agreement under the 1998 Plan to the contrary, if the consummation of any transaction under the 1998 Plan, or the taking of any action by the Committee in connection with a change of control of the Company, would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than 180 days.

12. NO RIGHT TO EMPLOYMENT

No person shall have any claim or right to receive grants of Options under the 1998 Plan. Neither the 1998 Plan, the grant of Options under the 1998 Plan, nor any action taken or omitted to be taken under the 1998 Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of such Eligible Individual at any time.

13. OPTIONS TO INDIVIDUALS SUBJECT TO NON-U.S. JURISDICTIONS

To the extent that Options under the 1998 Plan are awarded to individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Options granted hereunder to such person (i) to comply with the laws of such jurisdiction and (ii) to permit the grant of the Option not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

14. TERM OF THE 1998 PLAN

Unless earlier terminated pursuant to Section 16, the 1998 Plan shall terminate on the tenth anniversary of the Effective Date provided for in Section 15, except with respect to Options then outstanding.

15. EFFECTIVE DATE

The 1998 Plan shall become effective on the Effective Date, subject to subsequent approval thereof by the Company's stockholders at the first annual meeting of stockholders to occur after the Effective Date, and shall remain in effect until it has been terminated pursuant to Section 16. If the 1998 Plan is not approved by the stockholders at such annual meeting, the 1998 Plan and all interests in the 1998 Plan awarded to Participants before the date of such annual meeting shall be void ab initio and of no further force and effect.

16. AMENDMENT AND TERMINATION

Notwithstanding anything herein to the contrary, the Board or the Committee may, at any time, terminate, or, from time-to-time, amend, modify, or suspend the 1998 Plan; provided, however, that no amendment which (i) increases the limits set forth in Section 5(c)(ii) allows for grants of Options at an exercise price less than Fair Market Value at the time of grant or (ii) amends the last sentence of Section 6(a) in a manner that would permit a reduction in the exercise price of Options (or options granted under another plan of the Company), under circumstances other than those stated in such sentence, shall be effective without stockholder approval.

17. GOVERNING LAW

The 1998 Plan and all agreements entered into under the 1998 Plan shall be construed in accordance with and governed by the laws of the State of Florida and without giving effect to principles of conflicts of laws.

                                                                       EXHIBIT B


                             DYCOM INDUSTRIES, INC.
                         First Union Center, Suite 600
           4440 PGA Boulevard, Palm Beach Gardens, Florida 33410-6542

                               PROXY FOR THE 1998
              ANNUAL MEETING OF SHAREHOLDERS -- NOVEMBER 23, 1998

This proxy is solicited on behalf of the Board of Directors of Dycom Industries, Inc. (the "Company"). The undersigned hereby appoints Thomas R. Pledger and Ronald P. Younkin, and each of them, proxies and attorneys-in-fact, with the power of substitution (the action of both of them or their substitutes present and acting or if only one be present and acting, then the action of such one to be in any event controlling) to vote all shares of common stock held of record by the undersigned on October 5, 1998 at the 1998 Annual Meeting of Shareholders of Dycom Industries, Inc. scheduled to be held on November 23, 1998, and at any adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR" THE NOMINEE NAMED HEREON AND "FOR" THE 1998 INCENTIVE STOCK OPTION PLAN. THE SHARES WILL BE VOTED IN THE DISCRETION OF THE PROXIES AND ATTORNEYS-IN-FACT ON THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.


                PLEASE VOTE AND SIGN ON REVERSE SIDE AND RETURN.


1. The election of the nominee for director as set forth in the Proxy Statement accompanying the Notice of Meeting and listed below. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE LISTED BELOW.

   Walter L. Revell                [ ] FOR [ ] WITHHOLD AUTHORITY

2. The proposal to approve the Company's 1998 Incentive Stock Option Plan (the "1998 Plan"). THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE "1998 PLAN."

                                   [ ] FOR [ ] AGAINST [ ] ABSTAIN

3. To vote in their discretion on the transaction of such other business as may properly come before the meeting and any adjournments thereof.


                                        Dated: ___________________________, 1998

                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Signature (if held jointly)

                                        PLEASE DATE AND SIGN AS YOUR NAME
                                        APPEARS HEREON, AND RETURN IN THE
                                        ENCLOSED ENVELOPE. IF ACTING AS
                                        ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                        TRUSTEE, OR GUARDIAN, YOU SHOULD SO
                                        INDICATE WHEN SIGNING. IF THE SIGNER IS
                                        A CORPORATION, PLEASE SIGN THE FULL
                                        CORPORATE NAME BY A DULY AUTHORIZED
                                        OFFICER. IF THE SHARES ARE HELD JOINTLY,
                                        EACH SHAREHOLDER NAMED IS REQUIRED TO
                                        SIGN.